EXHIBIT 2


                              DESCRIPTION OF STOCK:

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                  SERIES A CONVERTIBLE VOTING PREFERRED SHARES

                          ($1.00 PAR VALUE PER SHARE),

                  SERIES B CONVERTIBLE VOTING PREFERRED SHARES

                          ($1.00 PAR VALUE PER SHARE),

                  SERIES C CONVERTIBLE VOTING PREFERRED SHARES

                          ($1.00 PAR VALUE PER SHARE),

                    CLASS A CONVERTIBLE VOTING COMMON SHARES

                          ($1.00 PAR VALUE PER SHARE),

                    CLASS B CONVERTIBLE VOTING COMMON SHARES

                           ($1.00 PAR VALUE PER SHARE)

                                       AND

                    CLASS C CONVERTIBLE VOTING COMMON SHARES

                           ($1.00 PAR VALUE PER SHARE)

                                       of

                                 PXRE GROUP LTD.

================================================================================

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                                TABLE OF CONTENTS

                                                                                                       Page
1.       General........................................................................................1

         (a)      Designation and Number................................................................1

         (b)      Priority..............................................................................1

2.       Certain Definitions............................................................................1

3.       Voting Rights..................................................................................7

         (a)      General Voting Rights.................................................................7

         (c)      Consent of Series A Preferred Shares Required For Variation of
                  Rights and Restrictions...............................................................9

         (d)      Consent of Series B Preferred Shares Required For Variation of
                  Rights and Restrictions..............................................................10

         (e)      Consent of Series C Preferred Shares Required For Variation of
                  Rights and Restrictions..............................................................12

         (f)      Consent Required for Certain Actions.................................................13

4.       Dividend Rights...............................................................................15

         (a)      General..............................................................................15

         (b)      Form of Dividends....................................................................16

         (c)      Dividend Preference..................................................................16

5.       Liquidation Rights............................................................................17

         (a)      Priority.............................................................................17

         (b)      Notice of Liquidation................................................................18

6.       Conversion....................................................................................18

         (a)      General..............................................................................18

         (b)      Surrender, Election and Payment......................................................19

         (c)      Effective Date.......................................................................20

         (d)      Share Certificates...................................................................20

         (e)      Acknowledgment of Obligation.........................................................20

         (f)      Current Conversion Price.............................................................20

         (g)      Reservation of Convertible Common Shares and Common Shares...........................20


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                                TABLE OF CONTENTS

                                   (continued)

                                                                                                      Page

         (h)      Mandatory Conversion.................................................................21

7.       Adjustment to Conversion Price................................................................22

         (a)      Adjustments for Recapitalizations, Etc...............................................22

         (b)      Adjustments for Issuances of Additional Shares.......................................22

         (c)      Certain Rules in Applying the Adjustment for Additional Share Issuances..............23

         (d)      Adjustment for Development...........................................................25

         (e)      Exclusions from the Adjustment for Additional Share Issuances........................26

         (f)      Accountants' Certification...........................................................26

         (g)      Other Adjustments....................................................................26

         (h)      Consolidation, Merger or Amalgamation................................................26

         (j)      Notices..............................................................................27

8.       Board of Directors............................................................................28

9.       Class A Common Shares, Class B Common Shares and Class C Common Shares........................29

         (a)      Designation and Number of Class A, Class B and Class C Common Shares.................29

         (b)      Priority.............................................................................29

         (c)      Voting...............................................................................29

         (d)      Conversion...........................................................................30

         (e)      General..............................................................................30


                              DESCRIPTION OF STOCK

          The relative rights, preferences and restrictions granted to or imposed upon the respective classes and series of Preferred Shares and Convertible Common Shares created by PXRE Group Ltd. and upon the holders thereof are set forth below.

         1.       General.

                  (a) Designation and Number. The designation of convertible Preferred Shares created by this resolution shall be:

                           (i) "Series A Convertible Voting Preferred Shares,
                  $1.00 par value per share," of the Company, allocated among two sub-series, A1 Preferred Shares and A2 Preferred Shares (hereinafter referred to as the "Series A Preferred Shares"), and the number of Series A Preferred Shares which the Company shall be authorized to issue shall be 7,500 shares;

                           (ii) "Series B Convertible Voting Preferred Shares,
                  $1.00 par value per share," of the Company, allocated among two sub-series, B1 Preferred Shares and B2 Preferred Shares (hereinafter referred to as the "Series B Preferred Shares"), and the number of Series B Preferred Shares which the Company shall be authorized to issue shall be 5,000 shares; and

                           (iii) "Series C Convertible Voting Preferred Shares,
                  $1.00 par value per share," of the Company, allocated among two sub-series, C1 Preferred Shares and C2 Preferred Shares (hereinafter referred to as the "Series C Preferred Shares"), and the number of Series C Preferred Shares which the Company shall be authorized to issue shall be 2,500 shares.

                  (b) Priority. The Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares shall rank senior to the Common Shares, the Convertible Common Shares and all other capital shares of the Company (now or hereafter authorized or issued) other than the Trust Preferred and the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares shall rank pari passu with each other, in each case as to dividends and as to the surplus assets of the Company available for distribution upon liquidation, dissolution and winding-up as provided herein.

         2.       Certain Definitions.

                  (a) For purposes of this Description of Stock, the following terms shall have the meanings indicated (such definitions to be equally applicable to both singular and plural forms of the terms defined):

                           "Affiliates" means, as applied to any Person, any
                  other Person directly or indirectly controlling, controlled by or under common control with, that Person; provided, however, that with respect to Capital Z, CZI shall not be considered an Affiliate. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling",

                  "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

                           "Assets" of any Person means all assets and
                  properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, investment assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory and goods.

                           "Business Day" means any day other than a Saturday,
                  Sunday or a day on which banking institutions in the State of New York or Bermuda are authorized or obligated by law or executive order to close.

                           "Capital Z" means, collectively, Capital Z Financial
                  Services Fund II, L.P. and Capital Financial Services Private Fund II, L.P.

                           "Class IV Director" means a Capital Z Director or
                  Reservoir Director or Rainwater Director.

                           "Class A Common Shares" means, collectively, the
                  Class A Convertible Voting Common Shares, $1.00 par value per share, of the Company.

                           "Class B Common Shares" means, collectively, the
                  Class B Convertible Voting Common Shares, $1.00 par value per share, of the Company.

                           "Class C Common Shares" means, collectively, the
                  Class C Convertible Voting Common Shares, $1.00 par value per share, of the Company.

                           "Closing" has the meaning ascribed in the Purchase
                  Agreement.

                           "Common Shares" means the Common Shares and shall
                  also include any common shares of the Company hereafter issued and outstanding and any shares of the Company (other than the Preferred Shares and the Convertible Common Shares) of any other class hereafter issued and outstanding that is not preferred as to dividends or distribution of assets in liquidation over any other class of shares of the Company or has ordinary voting power for the election of directors of the Company.

                           "Company" means PXRE Group Ltd.

                           "Company Securities" shall have the meaning given
                  such term in the Purchase Agreement.



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

                           "Convertible Common Shares" means the Class A Common
                  Shares, the Class B Common Shares and the Class C Common
                  Shares.

                           "CZI" means Capital Z Investments, L.P. and Capital Z
                  Investments II, L.P.

                           "Description of Stock" means this Description of
                  Stock, as amended, modified or supplemented from time to time.

                           "Exchange Act" means the United States Securities
                  Exchange Act of 1934, as from time to time amended, and the rules, regulations and interpretations promulgated thereunder.

                           "Fair Market Value" with respect to Common Shares, on
                  any date, shall be deemed to be the average of the reported closing prices for each of the five (5) consecutive trading days ending on the trading day before such date of determination. The reported closing price for each day shall be the reported closing price on the principal United States securities exchange or automated quotation system on which the Common Shares are then listed or admitted to trading. If the Common Shares are not then listed or admitted to trading on any national securities exchange or automated quotation system or if the closing price cannot be so determined, the Fair Market Value shall be determined (x) by the written agreement of the Company and the respective holder and (y) in the event that no such agreement is reached within twenty (20) days after the date of the event giving rise to the need to determine the Fair Market Value, (A) by an independent appraiser of nationally recognized standing selected by the respective holder and the Company or (B) if the respective holder and the Company cannot agree on an appraiser within twenty (20) days after the date of the event giving rise to the need to determine the Fair Market Value, each shall select an independent appraiser of nationally recognized standing and the two appraisers shall designate a third independent appraiser of nationally recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be borne by the Company. The Company shall cooperate, and shall provide all necessary information and assistance, to permit any determination under the preceding clauses (x) and (y). With respect to Convertible Common Shares, the Fair Market Value shall equal the Fair Market Value of the Common Shares into which such Convertible Shares are convertible.

                           "Fully Converted" or "upon a Fully Converted basis"
                  or "upon Full Conversion" means, with respect to any Person as of any date, that all Preferred Shares held by such Person have been (or shall be deemed to have been, as appropriate) converted into Class A Common Shares, Class B Common Shares and/or Class C Common Shares, as the case may be, at the Current Conversion Price as of such date and immediately thereafter such Class A Common Shares, Class B Common Shares and Class C Common Shares shall have been (or shall be deemed to have been, as appropriate) converted into Common Shares, in each case in accordance with Section 6 of this Description of Stock.

                           "GAAP" means United States generally accepted
accounting principles, consistently applied.

                           "Indebtedness" means (a) all indebtedness of the
                  Company and its subsidiaries, including the principal of, and premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws, whether or not allowable as a claim in such proceeding) on, all indebtedness, whether outstanding currently or hereafter created (i) for borrowed money, (ii) for money borrowed by one or more other Persons and guaranteed, directly or indirectly, by the Company or any subsidiary thereof, (iii) for money borrowed by one or more other Persons for which the Company or any subsidiary thereof provides security, (iv) constituting purchase money indebtedness the payment of which the Company or any subsidiary thereof is directly or contingently liable, (v) under any lease of any real or personal property, which obligations are capitalized on the consolidated books of the Company and its subsidiaries in accordance with GAAP or (vi) under any other arrangement under which obligations are recorded as indebtedness on the consolidated books of the Company and its subsidiaries in accordance with GAAP and (b) any and all modifications, refundings, deferrals, renewals or extensions of any such indebtedness, or securities, notes or other evidences of indebtedness issued in exchange for such indebtedness. Without limiting the generality of the foregoing, the term "Indebtedness" shall include the Trust Preferred and any comparable securities of the Company or any subsidiary thereof at any time outstanding; provided that Indebtedness shall not include intercompany indebtedness outstanding or hereafter created between the Company and any of its direct or indirect wholly-owned Subsidiaries (as defined in the Purchase Agreement, but limited in this paragraph to direct and indirect wholly owned subsidiaries) or between any two of more such direct or indirect wholly owned Subsidiaries of the Company.

                           "Investment Agreement" means the Investment Agreement
                  dated as of the Closing Date (as defined in the Purchase Agreement) by and among the Company, the Purchasers (as defined in the Purchase Agreement) and such other Persons as may become a party thereto from time to time, as the same may be amended from time to time.

                           "Permitted Tender Offer Amount" means, as of any
                  date, an amount equal to (a) 20% of the cumulative amount by which the Company's consolidated net income (determined in accordance with GAAP) in any calendar year commencing with the year ending December 31, 2002 exceeds $50,000,000 minus (b) the sum of all cash and the fair market value of all non-cash consideration paid or payable by the Company or any Affiliate thereof in respect of redemptions, offers to purchase, tender offers or other acquisitions of capital stock of the Company effected or commenced after December 10, 2001.

                           "Person" or "person" means an individual,
                  corporation, partnership, firm, association, joint venture,

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                  trust, unincorporated organization, limited liability company, government, governmental body, agency, political subdivision or other entity.

                           "Preferred Shares" means, collectively, the Series A
                  Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

                           "Purchase Agreement" means the Share Purchase
                  Agreement dated as of December 10, 2001 by and among the Company and the Purchasers, as the same may be amended from time to time.

                           "Purchasers" shall have the meaning given such term
                  in the Purchase Agreement.

                           "Rainwater" means Richard E. Rainwater, an
                  individual.

                           "Reservoir" means, collectively, Reservoir Capital
                  Partners, L.P. and Reservoir Capital Master Fund, L.P.

                           "Securities Act" means the United States Securities
                  Act of 1933, as from time to time amended, and the rules, regulations and interpretations promulgated thereunder.

                           "Stated Value" shall mean, with respect to each
                  Preferred Share, $10,000.00.

                           "Tax Gross-Up" shall mean an additional cash payment
                  to be made to any Purchaser who (i) receives a cash payment in lieu of Convertible Common Shares on the conversion of Preferred Shares pursuant to Section 6(a)(iv) hereof, (ii) is or, in the case of a Purchaser that is a partnership for U.S. federal income tax purposes and that has a direct or indirect partner that is, then subject to U.S. federal income tax on the receipt of the cash payment in lieu of Convertible Common Shares as ordinary income (all such persons referred to herein as "U.S. Tax Purchasers" and each, a "U.S. Tax Purchaser") and
                  (iii) would have realized a "long-term capital gain" or a "long-term capital loss" (within the meaning of Section 1222(3) or (4) of the Internal Revenue Code of 1986, as amended (the "Code"), on a sale of the Convertible Common Shares into which the Preferred Shares would otherwise have been converted, such additional cash payment equal to an amount such that (a) the sum of (i) the Fair Market Value of the Convertible Common Shares that such U.S. Tax Purchaser would otherwise have received plus (ii) the additional cash payment hereunder, such sum multiplied by 1 minus the highest U.S. federal income tax rate which would be applicable to any ordinary income received by a U.S. taxpayer of the same type (individual, corporation or other entity) as such U.S. Tax Purchaser, equals (b) the Fair Market Value of the Convertible Common Shares that such U.S. Tax Purchaser would otherwise have received multiplied by 1 minus the highest U.S. federal income tax rate which is then generally applicable to "net capital gain" (within the meaning of Section 1222(11) of the Code) received by a U.S. taxpayer of the same type

                  (individual, corporation or other entity) as such U.S. Tax Purchaser in the taxable year of the conversion.

                           "Trust Preferred" shall mean, collectively, (i) the
                  Junior Subordinated Deferrable Interest Debentures due 2027 of PXRE Corporation, (ii) the 8.85% Capital Trust Pass-through Securities of PXRE Capital Trust I and (iii) the PXRE Corporation Guarantee with respect to such Capital Trust Pass-through Securities.

                  (b) The following terms, when used in this Description of Stock, shall have the meanings provided for such terms in the sections set forth below (such definitions to be equally applicable to both singular and plural forms of the terms defined):

                       Term                                   Section(s)
                       ----                                   ----------
             Adjustment Date                                      7(d)
             Additional Common Shares                             7(b)
             Adjusted Shareholders' Equity                        7(d)
             Aggregate Voting Limitation                          3(a)
             Announcement Date                                    6(g)
             Appointed Actuary                                    7(d)
             Bye-Law 20(4)                                        3(a)
             Capital Z Director                                 3(b)(i)
             Conversion Date                                  6(h) (ii)(A)
             Conversion Date FMV                              6(h) (ii)(A)
             Conversion Price                                     6(f)
             Current Conversion Price                             6(f)
             Definitive Loss Report                               7(d)
             Discontinued Operations                              7(d)
             Dividend Due Date                                    4(a)
             First Mandatory Conversion                         6(h) (i)
             Junior Shares                                        4(c)
             LD Above Deductible                                  7(d)
             Loss Development                                     7(d)
             Mandatory Conversion                               6(h) (i)
             Maximum Lawful Rate                                  4(c)
             NOL                                                  7(d)
             NYSE Rules                                           8(b)
             Observer                                             8(e)
             Old Conversion Price                                 7(b)
             Permitted Tender Offer Amount                      3(e)(i)
             Rainwater Director                                 3(b)(iv)
             Reinsuring Company                                 3(e)(ix)
             Reservoir Director                                3(b)(iii)
             Second Mandatory Conversion                        6(h) (i)
             September Financial Statement                        7(d)
             Series A Conversion Ratio                          6(a)(i)
             Series B Conversion Ratio                          6(a)(ii)

                       Term                                   Section(s)
                       ----                                   ----------

             Series C Conversion Ratio                         6(a)(iii)
             Series A Preferred Liquidation Preference          5(a)(i)
             Series B Preferred Liquidation Preference          5(a)(i)
             Series B Preferred Liquidation Preference          5(a)(i)
             Conversion Ratio                                     6(a)
             Series A Preferred Shares                          1(a)(i)
             Series B Preferred Shares                          1(a)(ii)
             WTC Loss                                             7(d)


                  (c) The words "hereof", "herein" and "hereunder" and other words of similar import refer to this Description of Stock as a whole and not to any particular Section or other subdivision.

                  (d) All dollar amounts referenced herein shall be denominated in United States dollars.

         3.       Voting Rights.

                  (a) General Voting Rights. Except as otherwise provided specifically herein and in the Bye-Laws or required by Bermuda law, (i) each Preferred Share and Convertible Common Share shall have the right and power and be entitled to vote on any question or matter upon which, or in any proceeding at which, the holders of Common Shares of the Company are entitled to vote and to be represented at and to receive notice of any meeting of shareholders, (ii) the holders of Preferred Shares, Convertible Common Shares and Common Shares shall vote together as one class and not as separate classes and (iii) each holder of Preferred Shares and/or Convertible Common Shares shall be entitled to that number of votes for each Preferred Share and each Convertible Common Share held by such holder equal to the number of Common Shares that would be received by such holder if such shares were Fully Converted as of the record date for the vote which is being taken or, if no such record date is established, as of the date such vote is taken or any written consent of shareholders is solicited.

                           (i) Subject to clause (iii) below and notwithstanding
                  anything to the contrary in the Bye-Laws, Capital Z and each Affiliate thereof to whom or which (as the case may be) any Company Securities are Transferred (as such term is defined in the Purchase Agreement), to the extent such Transfer does not result in the transferring Person or any other Person being considered a United States Shareholder within the meaning of
                  Section 951(b) of the Code, without regard to Section 953(c) of the Code and without the application of Bye-Law 20(4), shall be exempt from the application of the aggregate voting limitation set forth in Bye-Law 20(4) of the Bye-Laws of the Company or any similar provision in the Bye-Laws as may be in effect from time to time (collectively, "Bye-Law 20(4)").



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

                           (ii) For the avoidance of doubt, the holding of
                  Company Securities by Reservoir and Rainwater shall be subject to application of the aggregate voting limitation set forth in Bye-Law 20(4).

                           (iii) In no event shall Purchasers and their
                  respective Affiliates be permitted to exercise control, collectively through the Company Securities or any other shares, in excess of 49.9% of the aggregate voting power of the Company on any shareholder voting matters (the "Aggregate Voting Limitation"). Notwithstanding the foregoing, the preceding sentence shall in no event limit or modify in any manner the rights granted to the holders of Preferred Shares and Convertible Common Shares under clauses (b), (c), (d), (e) and (f) of this Section 3 and under clause (c) of Section 9 of this Description of Stock. The Aggregate Voting Limitation shall be applied in the manner set forth in Bye-Law 20(4) as if the Maximum Percentage set forth therein was equal to 49.9%.

                  (b) Election of Directors. The Preferred Shares and Convertible Common Shares shall not have the right and power or be entitled to vote in the election of directors of the Company except as set forth below:

                           (i) so long as Capital Z and its Affiliates and their
                  limited partners shall own at least 50% of the Series A Preferred Shares acquired by Capital Z under the Purchase Agreement (including for purposes of such calculation, all Class A Common Shares then held by such Persons), the holders of the Series A Preferred Shares and Class A Common Shares shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a class, to annually elect by the affirmative vote of the holders of at least 50% of all Series A Preferred Shares and Class A Common Shares, voting together, two individuals to each serve as Class IV Directors of the Company (each, a "Capital Z Director");

                           (ii) so long as Capital Z and its Affiliates and
                  their limited partners shall own at least 20% but less than 50% of the Series A Preferred Shares acquired by Capital Z under the Purchase Agreement (including for purposes of such calculation, all Class A Common Shares then held by such Persons), the holders of the Series A Preferred Shares and Class A Common Shares shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a class, to annually elect by the affirmative vote of the holders of at least 50% of all Series A Preferred Shares and Class A Common Shares, voting together, one individual to serve as a Class IV Director of the Company; provided that in the event that Capital Z and its Affiliates and their limited partners shall own less than 20% of the Series A Preferred Shares acquired by Capital Z pursuant to the Purchase Agreement (including for purposes of such calculation, all Class A Common Shares then held by such Persons), then the holders of the Series A Preferred Shares shall be entitled to vote generally in the election of directors in accordance with Section 3(a) hereof; and

                           (iii) so long as Reservoir and its Affiliates and
                  their limited partners shall own at least 30% of the Series B

                  Preferred Shares acquired by Reservoir under the Purchase Agreement (including for purposes of such calculation, all Class B Common Shares then held by such Persons), the holders of the Series B Preferred Shares and Class B Common Shares shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a class, to annually elect by the affirmative vote of the holders of at least 50% of all Series B Preferred Shares and Class B Common Shares, voting together, one individual to serve as a Class IV Director of the Company (the "Reservoir Director"); provided that in the event that Reservoir and its Affiliates and their limited partners shall own less than 30% of the Series B Preferred Shares acquired by Reservoir pursuant to the Purchase Agreement (including for purposes of such calculation, all Class B Common Shares then held by such Persons), then the holders of the Series B Preferred Shares shall be entitled to vote generally in the election of directors in accordance with Section 3(a) hereof.

                           (iv) so long as Rainwater and his Affiliates shall
                  own at least 60% of the Series C Preferred Shares acquired by Rainwater under the Purchase Agreement (including for purposes of such calculation, all Class C Common Shares then held by such Persons), the holders of the Series C Preferred Shares and Class C Common Shares shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a class, to annually elect by the affirmative vote of the holders of at least 50% of all Series C Preferred Shares and Class C Common Shares, voting together, one individual to serve as a Class IV Director of the Company (the "Rainwater Director"); provided that in the event that Rainwater and his Affiliates shall own less than 60% of the Series C Preferred Shares acquired by Rainwater pursuant to the Purchase Agreement (including for purposes of such calculation, all Class C Common Shares held by such Persons), then the holders of the Series C Preferred Shares shall be entitled to vote generally in the election of directors in accordance with Section 3(a) hereof.

                  (c) Consent of Series A Preferred Shares Required For Variation of Rights and Restrictions. So long as any Series A Preferred Shares remain issued and outstanding, unless the vote or consent of the holders of a greater number of shares shall then be required by law overriding the provisions herein, the affirmative vote or consent of the holders of at least 50% of all of the Series A Preferred Shares at the time issued and outstanding, voting as a class, given in person or by proxy either in writing (as may be permitted by law and the Bye-Laws) or at any special or annual meeting, shall be necessary to permit, effect or validate the taking of any of the following actions by the
Company:

                           (i) in any manner authorize, create, designate, issue
                  or sell any class or series of capital shares or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital shares or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity, which, in each case, as to the payment of dividends or distribution of assets, including, without limitation, distributions to be made upon a liquidation, dissolution or winding-up of the Company, is pari passu with or is senior to the Series A Preferred Shares or which in any manner adversely affects the holders of the Series A Preferred Shares or the Class A Common Shares, or amend the terms of any existing class or series of capital shares if the effect of such amendment would be to rank such class or series senior to or pari passu with the Series A Preferred Shares as to dividends or distribution of assets, including, without limitation, distributions to be made upon a liquidation, dissolution or winding-up of the Company;

                           (ii) in any manner alter or change the terms,
                  designations, powers, preferences or relative, participating, optional or other special rights, or the qualifications, limitations or restrictions, of the Series A Preferred Shares or the Class A Common Shares;

                           (iii) reclassify the shares of any class or series of
                  capital shares into shares of any class or series of capital shares (A) ranking, either as to payment of dividends, distributions of Assets or redemptions, including, without limitation, distributions to be made upon a liquidation, dissolution or winding-up of the Company, senior to or pari passu with the Series A Preferred Shares or (B) which in any manner adversely affects the rights of the holders of the Series A Preferred Shares or any powers, rights, privileges or preference appertaining to Common Shares or Class A Common Shares, as the case may be, which such holders would have after conversion of the Series A Preferred Shares into Class A Common Shares or conversion of the Class A Common Shares into Common Shares;

                           (iv) take any action to cause any amendment,
                  alteration or repeal of any of the provisions of the Memorandum of Association or Bye-Laws, if such amendment, alteration or repeal would have an adverse effect on the rights of the holders of the Series A Preferred Shares or any powers, rights, privileges or preference appertaining to Common Shares or Class A Common Shares which such holders would have after conversion of the Series A Preferred Shares into Class A Common Shares or conversion of Class A Common Shares into Common Shares (including, without limitation, by granting voting rights to holders of bonds, debentures or other obligations); or

                           (v) any change to the authorized number of Preferred
                  Shares or Convertible Common Shares or issuance of additional Preferred Shares or Convertible Common Shares.

                  (d) Consent of Series B Preferred Shares Required For Variation of Rights and Restrictions. So long as any Series B Preferred Shares remain issued and outstanding, unless the vote or consent of the holders of a greater number of shares shall then be required by law overriding the provisions herein, the affirmative vote or consent of the holders of at least 50% of all of the Series B Preferred Shares at the time issued and outstanding, voting separately as a class, given in person or by proxy either in writing (as may be permitted by law and the Bye-Laws) or at any special or annual meeting, shall be necessary to permit, effect or validate the taking of any of the following actions by the Company:

                           (i) in any manner authorize, create, designate, issue
                  or sell any class or series of capital shares or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital shares or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity, which, in each case, as to the payment of dividends or distribution of assets, including, without limitation, distributions to be made upon a liquidation, dissolution or winding-up of the Company, is pari passu with or is senior to the Series B Preferred Shares or which in any manner adversely affects the holders of the Series B Preferred Shares or the Class B Common Shares, or amend the terms of any existing class or series of capital shares if the effect of such amendment would be to rank such class or series senior to or pari passu with the Series B Preferred Shares as to dividends or distribution of assets, including, without limitation, distributions to be made upon a liquidation, dissolution or winding-up of the Company;

                           (ii) in any manner alter or change the terms,
                  designations, powers, preferences or relative, participating, optional or other special rights, or the qualifications, limitations or restrictions, of the Series B Preferred Shares or the Class B Common Shares;

                           (iii) reclassify the shares of any class or series of
                  capital shares into shares of any class or series of capital shares (A) ranking, either as to payment of dividends, distributions of Assets or redemptions, including, without limitation, distributions to be made upon a liquidation, dissolution or winding-up of the Company, senior to or pari passu with the Series B Preferred Shares or (B) which in any manner adversely affects the rights of the holders of the Series B Preferred Shares or any powers, rights, privileges or preference appertaining to Common Shares or Class B Common Shares, as the case may be, which such holders would have after conversion of the Series B Preferred Shares into Class B Common Shares or conversion of the Class B Common Shares into Common Shares;

                           (iv) take any action to cause any amendment,
                  alteration or repeal of any of the provisions of the Memorandum of Association or Bye-Laws of the Company, if such amendment, alteration or repeal would have an adverse effect on the rights of the holders of the Series B Preferred Shares or any powers, rights, privileges or preference appertaining to Common Shares or Class B Common Shares which such holders would have after conversion of the Series B Preferred Shares into Class B Common Shares or conversion of Class B Common Shares into Common Shares (including, without limitation, by granting voting rights to holders of bonds, debentures or other obligations); or

                           (v) any change to the authorized number of Preferred
                  Shares or Convertible Common Shares or issuance of additional Preferred Shares or Convertible Common Shares.

                  (e) Consent of Series C Preferred Shares Required For Variation of Rights and Restrictions. So long as any Series C Preferred Shares remain issued and outstanding, unless the vote or consent of the holders of a greater number of shares shall then be required by law overriding the provisions herein, the affirmative vote or consent of the holders of at least 50% of all of the Series C Preferred Shares at the time issued and outstanding, voting separately as a class, given in person or by proxy either in writing (as may be permitted by law and the Bye-Laws) or at any special or annual meeting, shall be necessary to permit, effect or validate the taking of any of the following actions by the Company:

                           (i) in any manner authorize, create, designate, issue
                  or sell any class or series of capital shares or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital shares or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity, which, in each case, as to the payment of dividends or distribution of assets, including, without limitation, distributions to be made upon a liquidation, dissolution or winding-up of the Company, is pari passu with or is senior to the Series C Preferred Shares or which in any manner adversely affects the holders of the Series C Preferred Shares or the Class C Common Shares, or amend the terms of any existing class or series of capital shares if the effect of such amendment would be to rank such class or series senior to or pari passu with the Series C Preferred Shares as to dividends or distribution of assets, including, without limitation, distributions to be made upon a liquidation, dissolution or winding-up of the Company;

                           (ii) in any manner alter or change the terms,
                  designations, powers, preferences or relative, participating, optional or other special rights, or the qualifications, limitations or restrictions, of the Series C Preferred Shares or the Class C Common Shares;

                           (iii) reclassify the shares of any class or series of
                  capital shares into shares of any class or series of capital shares (A) ranking, either as to payment of dividends, distributions of Assets or redemptions, including, without limitation, distributions to be made upon a liquidation, dissolution or winding-up of the Company, senior to or pari passu with the Series C Preferred Shares or (B) which in any manner adversely affects the rights of the holders of the Series C Preferred Shares or any powers, rights, privileges or preference appertaining to Common Shares or Class C Common Shares, as the case may be which such holders would have after conversion of the Series C Preferred Shares into Class C Common Shares or conversion of the Class C Common Shares into Common Shares; or

                           (iv) take any action to cause any amendment,
                  alteration or repeal of any of the provisions of the Memorandum of Association or Bye-Laws of the Company, if such amendment, alteration or repeal would have an adverse effect on the rights of the holders of the Series C Preferred Shares or any powers, rights, privileges or preference appertaining to Common Shares or Class C Common Shares which such holders would have after conversion of the Series C Preferred Shares into Class C Common Shares or conversion of Class C Common Shares into Common Shares (including, without limitation, by granting voting rights to holders of bonds, debentures or other obligations).

                  (f) Consent Required for Certain Actions. Each action or series of actions set forth below in this Section 3(f) shall require:

         (x) if Capital Z, Reservoir and Rainwater (together with their Affiliates and limited partners) own, in the aggregate, at least 40% of the Preferred Shares originally purchased by them (including for the purposes of such calculation any Convertible Common Shares and Common Shares into which such Convertible Common Shares have converted), the consent of each of (i) holders of more than 50% of the issued and outstanding Series A Preferred Shares and Class A Common Shares, voting together as a single class, and (ii) holders of more than 50% of the issued and outstanding Series B Preferred Shares, Series C Preferred Shares, Class B Common Shares and Class C Common Shares, all voting together as a single class;

         (y) if the condition specified in clause (x) is not satisfied and Capital Z (together with its Affiliates and limited partners) owns at least 50% of the Preferred Shares purchased by it (including for the purposes of such calculation any Convertible Common Shares and Common Shares into which such Convertible Common Shares have converted), the consent of holders of more than 50% of the issued and outstanding Series A Preferred Shares and Class A Common Shares, voting together as a single class; and

         (z) if the condition specified in clause (x) is not satisfied and Resevoir and Rainwater, collectively (together with their Affiliates and limited partners) own at least 50% of the Preferred Shares originally purchased by them (including for the purposes of such calculation any Convertible Common Shares and Common Shares into which such Convertible Common Shares have converted), the consent of holders of more than 50% of the issued and outstanding Series B Preferred Shares, Series C Preferred Shares, Class B Common Shares and Class C Common Shares, all voting together as a single class:

                           (i) at any time before the third anniversary of the
                  Closing, involve one or more redemptions, offers to purchase, tender offers or other acquisitions of capital stock of the Company by or on behalf of the Company collectively involving the payment by or on behalf of the Company or any subsidiary thereof of cash and/or other consideration having an aggregate fair market value in excess of the Permitted Tender Offer Amount.

                           (ii) result in a sale of the Company by merger, sale
                  of Assets or consolidation or amalgamation where the per share consideration paid to the holders of Preferred Shares on an as converted basis is less than 200% of the Current Conversion Price;

                           (iii) result in the sale or transfer of 25% or more
                  of the Company's Assets;

                           (iv) result in a voluntarily delisting of the Common
                  Shares from the New York Stock Exchange;

                           (v) (A) at any time before the third anniversary of
                  the Closing, involve or result in the incurrence of additional Indebtedness from and after the Closing in excess of $50,000,000 in the aggregate, and provided such $50,000,000 shall not be inclusive of the first $55,000,000 of any refinancing of the First Union Credit Agreement (as defined in the Purchase Agreement) and (B) at any time on or after the third anniversary of the Closing, involve or result in a ratio of Indebtedness to total capital (equal to the sum of shareholders equity plus indebtedness including Trust Preferred, as it appears on the Company's balance sheet as of the date of measurement and prepared in accordance with GAAP) in excess of 0.25 to 1.00;

                           (vi) effect or attempt to effect a voluntary
                  liquidation, dissolution or winding up of the Company;

                           (vii) result in an expansion by the Company into
                  lines of business other than continuing lines of business in which the Company is currently involved;

                           (viii) at any time before the third anniversary of
                  the Closing increase the amount of dividends and other distributions (whether of cash or other property or rights) paid with respect to Common Shares, at a cumulative annualized rate of more than 10% from the last dividend declared prior to the Closing, from and after the Closing (such amount, as reduced by the amount of all cash and the fair market value of all property and rights paid by or on behalf of the Company as a dividend or distribution with respect to Common Shares, is referred to as the "Permitted Dividend Amount");

                           (ix) involve the purchase or renewal of
                  retrocessional or reinsurance coverage from companies with a Standard & Poor's or A.M. Best rating below "A-" unless, in each case, such coverage is acquired pursuant to a contract that requires the applicable reinsurer or retrocessionaire (the "Reinsuring Company") to post and maintain collateral upon a loss in an amount equal to the reserves for such loss and either (A) the obligations of such Reinsuring Company are guaranteed by a direct or indirect parent thereof having Standard &Poor's and A.M. Best ratings of "A-" or better or
                  (B) such Reinsuring Company has capital and surplus as of the date of purchase or renewal of such coverage of at least $1 billion; provided, however, that notwithstanding the foregoing in this clause (ix), the Company may continue to purchase and renew reinsurance coverage with Select Re and renew, but not increase, coverage with Pennsylvania Lumbermans Mutual Insurance Company, in each case in the ordinary course of business consistent with past practice;

                           (x) at any time before the third anniversary of the
                  Closing, effect an acquisition by the Company involving aggregate consideration in excess of $50,000,000;

                           (xi) involve or result in any additional or increased
                  investment by the Company or any of its Subsidiaries in any hedge funds or similar investments beyond the amounts held at September 30, 2001 without the prior unanimous approval of the Investment Committee of the Board of Directors; or

                           (xii) at any time on or after the third anniversary
                  of the Closing, involves or results in (A) the payment of any dividend or other distribution (whether in cash or other property or rights) with respect to Common Shares or (B) involves or results in a redemption, offer to purchase, tender offer or other acquisition of capital stock of the Company by or on behalf of the Company collectively involving the payment by or on behalf of the Company or any subsidiary thereof of cash and/or other consideration having an aggregate fair market value in excess of the greater of (i) the Permitted Tender Offer Amount and (ii) the Permitted Dividend Amount.

         4.       Dividend Rights.

                  (a) General. For the purposes of this Section 4, each December 31, March 31, June 30 and September 30 (commencing December 31, 2001) on which any Preferred Shares shall be outstanding shall be deemed to be a "Dividend Due Date". The holders of the Preferred Shares shall be entitled to receive, if, when and as declared by the Board of Directors out of funds legally available therefor, cumulative dividends on each share (i) at any time such dividends are to be paid in shares of Preferred Shares in accordance with the terms hereof, the rate of 8% per annum and (ii) at any time such dividends are to be paid in cash in accordance with the terms hereof, the rate of 8% per annum, on the sum of (x) the Stated Value on each Preferred Share plus (y) the amount of any accrued and unpaid dividends thereon, and no more, calculated on the basis of a year of 360 days consisting of twelve 30-day months, payable on each Dividend Due Date, with respect to the quarterly period ending on the day immediately preceding such Dividend Due Date (except that if any such date is not a Business Day, then such dividend shall be payable on the next Business Day following such Dividend Due Date, provided that for the purposes of computing such dividend payment, no interest or sum in lieu of interest shall accrue from such Dividend Due Date to the next Business Day following such Dividend Due Date). Dividends on each Preferred Share shall accrue and be cumulative from and after the date of issuance of such Preferred Share whether or not such dividends are declared and whether or not there shall be net profits or net assets of the Company legally available for the payment of such dividends. The amount of Dividends payable per share for each full dividend period shall be computed by dividing by four the 8% annual rate. The record date for the payment of dividends on the Preferred Shares shall in no event be more than sixty (60) days nor less than fifteen (15) days prior to a Dividend Due Date. Any such dividend that is to be paid in Preferred Shares shall be payable by delivery to such holders, at their respective addresses as they appear in the stock register, of certificates representing the appropriate number of duly authorized, validly issues, fully paid and nonassessable shares of Series A Preferred Shares to holders of Series A Preferred Shares, Series B Preferred Shares to holders of Series B Preferred Shares and Series C Preferred Shares to holders of Series C Preferred Shares. Any such dividend that is to be paid in cash shall be payable by delivery of such cash amounts to such holders at their respective addresses as they appear in the stock register.

                  (b) Form of Dividends. Dividends payable on any Dividend Due Date shall, if declared by the Board of Directors of the Company or any duly authorized committee thereof and regardless of when actually paid, accrue and be payable (i) prior to the third anniversary of the Closing, in Series A Preferred Shares to holders of Series A Preferred Shares, in Series B Preferred Shares to holders of Series B Preferred Shares and in Series C Preferred Shares to holders of Series C Preferred Shares and (ii) from and after the third anniversary of the Closing, accrue and be payable in cash. The number of Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as the case may be, so payable on any Dividend Due Date as a dividend per Series A Preferred Share, Series B Preferred Share or Series C Preferred Share, as the case may be, shall be equal to the amount of dividends that would have been payable on such share if such dividend were being paid in cash on such Dividend Due Date divided by the Stated Value. Any additional Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares issued pursuant to this Section 4(b) shall be governed by this resolution and shall be subject in all respects to the same terms as the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, respectively, originally issued hereunder. Notwithstanding anything in this paragraph to the contrary, at the sole election of the Company contained in a resolution of the Board of Directors or any duly authorized committee thereof, in substitution in whole or in part for such dividends payable in Preferred Shares (pursuant to clause (i) above), such dividends may be paid in cash to the extent of any dividends that, if paid in additional Preferred Shares, would otherwise cause the Purchasers and their Affiliates to own more than 49.9% of the capital stock of the Company on a fully diluted and Fully Converted basis.

                  (c) Dividend Preference. Any dividend which shall not be paid on the Dividend Due Date on which it shall become due shall be deemed to be "past due" until such dividend is paid. So long as any dividend in respect of any outstanding Preferred Share shall be past due at any time such dividends are to be paid in cash in accordance with the terms hereof, the dividend rate applicable to such Preferred Share shall be increased to 10% per annum compounded quarterly.

                  Notwithstanding anything to the contrary set forth in this
Section 4, if at any time during which any Preferred Share remains outstanding the dividend rate payable thereon exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the dividend rate of in respect of Preferred Shares shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the dividend rate payable thereon is less than the Maximum Lawful Rate, dividends shall continue to accrue thereon at the Maximum Lawful Rate until such time as the total dividends earned are equal to the total dividends which would have been earned had the dividend rate on such Preferred Share been (but for the operation of this paragraph) the dividend rate payable since the Closing.

                  Dividends paid on Preferred Shares in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such Preferred Shares at the time outstanding.

                  The rights of Series A Preferred Shares, the Series B Preferred Shares and Series C Preferred shares shall rank pari passu with each other with respect to the right to receive dividends, and such Preferred Shares shall rank senior in all respects to Common Shares, the Convertible Common Shares and all other classes and series of capital shares of the Company, including without limitation other classes and series of preferred shares other than the Trust Preferred (collectively, "Junior Shares").

                  If a dividend upon any Preferred Shares, or any other outstanding preferred stock of the Company ranking on a parity with the Preferred Shares as to dividends, is in arrears, all dividends or other distributions declared upon each series of such stock may only be declared pro rata so that in all cases the amount of dividends or other distributions declared per share of each such series bear to each other the same ratio that the accumulated and unpaid dividends per share on the shares of each such series bear to each other. Except as set forth above, if a dividend upon any Preferred Shares, or any other outstanding stock of the Company ranking on a parity with the Preferred Shares as to dividends, is in arrears: (i) no dividends, in cash, stock or other property, may be paid or declared and set aside for payment or any other distribution made upon any stock of the Company ranking junior to the Preferred Shares as to dividends; (ii) no stock of the Company ranking on a parity with the Preferred Shares as to dividends may be (A) redeemed pursuant to a sinking fund or otherwise, except (1) by means of a redemption pursuant to which all outstanding shares of Preferred Shares and all stock of the Company ranking on a parity with the Preferred Shares as to dividends are redeemed or pursuant to which a pro rata redemption is made from all holders of the Preferred Shares and all stock of the Company ranking on a parity with the Preferred Shares as to dividends (in each case, only so long as the Preferred Shares is otherwise redeemable pursuant hereto), the amount allocable to each series of such stock being determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and the shares of each series being redeemed only on a pro rata basis or (2) by conversion of such stock ranking on a parity with the Preferred Shares as to dividends into, or exchange of such stock for, Junior Shares or (B) purchased or otherwise acquired for any consideration by the Company except (1) pursuant to an acquisition made pursuant to the terms of one or more offers to purchase all of the outstanding shares of the Preferred Shares and all stock of the Company ranking on a parity with the Preferred Shares as to dividends (which offers shall describe such proposed acquisition of all such stock ranking on a parity with the Preferred Shares), which offers shall each have been accepted by the holders of more than 50% of the shares of each series or class of stock receiving such offer outstanding at the commencement of the first of such purchase offers, or (2) by conversion of such stock ranking on a parity with the Preferred Shares as to dividends into, or exchange of such stock for, Junior Stock; and (iii) no stock ranking junior to the Preferred Shares as to dividends may be redeemed, purchased or otherwise acquired for consideration (including pursuant to sinking fund requirements) except by conversion into or exchange for Junior Shares.

         5.       Liquidation Rights.

                  (a) Priority. In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary:

                           (i) before any payment or distribution of the Assets
                  of the Company (whether from paid in share capital, share premium or surplus) shall be made to or set apart for the holders of Junior Shares or any other shares of the Company other than Trust Preferred, the holders, on a pari passu basis, of the shares of (A) Series A Preferred Shares shall be entitled to receive from the Assets of the Company, payment in cash of an amount equal to the aggregate of the Stated Value per share of each issued and outstanding Series A Preferred Share plus all accrued and unpaid dividends thereon (the "Series A Preferred Liquidation Preference"), (B) Series B Preferred Shares shall be entitled to receive from the Assets of the Company, payment in cash of an amount equal to the aggregate of the Stated Value per share of the issued and outstanding Series B Preferred Shares plus all accrued and unpaid dividends thereon (the "Series B Preferred Liquidation Preference") and (C) Series C Preferred Shares shall be entitled to receive from the Assets of the Company, payment in cash of an amount equal to the aggregate of the Stated Value per share of each issued and outstanding Series C Preferred Share plus all accrued and unpaid dividends thereon (the "Series C Preferred Liquidation Preference"). If the Assets distributable upon such liquidation, dissolution or winding-up of the Company shall be insufficient to permit payment to the respective holders of the shares of Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares of the full preferential amounts as set forth in this Section 5(a)(i), then such Assets shall be distributed ratably among the shares of Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares; and

                           (ii) any proceeds remaining after payment of the
                  Series A Preferred Liquidation Preference, the Series B Preferred Liquidation Preference and the Series C Preferred Liquidation Preference shall be distributed ratably among the Common Shares, the Convertible Common Shares and other classes of shares of the Company in accordance with the relevant rights and restrictions thereof, if any.

                  (b) Notice of Liquidation. Subject to any other requirement under law, written notice of any liquidation, dissolution or winding up of the Company, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given (not less than thirty (30) days prior to any payment date stated therein), to the holders of record of the Preferred Shares at their respective addresses as the same shall appear on the register of shareholders of the Company.

         6. Conversion. The following provisions are subject to compliance with applicable law, and if the exercise of these rights would violate relevant law, such rights set out below will be suspended until such rights can be exercised in compliance with applicable law:

                  (a) General. Each holder of Preferred Shares shall have the right, at the option of such holder, at any time to convert, upon the terms and provisions of this Section 6, one or more Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares into fully paid and nonassessable Class A Common Shares, Class B Common Shares or Class C Common Shares, respectively, or any class of shares or other securities into which such Class A Common Shares, Class B Common Shares or Class C Common Shares shall have been changed or any class of shares or other securities resulting from a reclassification thereof.

                           (i) Such conversion of Series A Preferred Shares to
                  Class A Common Shares shall be made at the conversion rate of one Series A Preferred Share for a number of Class A Common

                  Shares equal to a fraction (the "Series A Conversion Ratio"),
                  (i) the numerator of which is equal to the Series A Preferred Liquidation Preference on a per share basis and (ii) the denominator of which is equal to the Current Conversion Price in effect at such time. The Class A Common Shares issuable upon conversion of the Series A Preferred Shares, when such Class A Common Shares shall be issued in accordance with the terms hereof, shall be duly authorized, validly issued, fully paid and nonassessable Class A Common Shares.

                           (ii) Such conversion of Series B Preferred Shares to
                  Class B Common Shares shall be made at a conversion rate of one Class B Preferred Share for a number of Class B Common Shares equal to a fraction (the "Series B Conversion Ratio"),
                  (i) the numerator of which is equal the Series B Liquidation Preference on a per share basis and (ii) the denominator of which is equal to the Current Conversion Price in effect at such time. The Class B Common Shares issuable upon conversion of the Series B Preferred Shares, when such Class B Common Shares shall be issued in accordance with the terms hereof, shall be duly authorized, validly issued, fully paid and nonassessable Class B Common Shares.

                           (iii) Such conversion of Series C Preferred Shares to
                  Class C Common Shares shall be made at a conversion rate of one Class C Preferred Share for a number of Class C Common Shares equal to a fraction (the "Series C Conversion Ratio"),
                  (i) the numerator of which is equal the Series C Liquidation Preference on a per share basis and (ii) the denominator of which is equal to the Current Conversion Price in effect at such time. The Class C Common Shares issuable upon conversion of the Series C Preferred Shares, when such Class C Common Shares shall be issued in accordance with the terms hereof, shall be duly authorized, validly issued, fully paid and nonassessable Class C Common Shares.

                           (iv) To the extent necessary to prevent the
                  Purchasers and their Affiliates from owning more than 49.9% of the capital shares of the Company upon a fully diluted and Fully Converted basis, subject to the provisions of Section 7(i) hereof, the Company shall have the right (but not the obligation) to make a cash payment in lieu of a payment in Class A Common Shares, Class B Common Shares or Class C Common Shares, as the case may be, equal to the Fair Market Value at the time of such conversion of the Common Shares that the Purchasers would have received upon Full Conversion in excess of the 49.9% limitation. Such right must be exercised, if at all, and the cash payment and related Tax Gross-Up must be paid, at the time of such conversion.

                  (b) Surrender, Election and Payment. Each Preferred Share may be converted by the holder thereof during normal business hours on any Business Day by surrender of such Preferred Share, accompanied by written evidence of the holder's election to convert such Preferred Share, to the Company at its office designated pursuant to the Bye-Laws of the Company (or, if such conversion is in connection with an underwritten public offering of Common Shares, at the location at which the underwriting agreement requires that such Common Shares (or Preferred Shares) be delivered). Payment of the conversion price for the Convertible Common Shares specified in such election shall be made by applying to such payment an aggregate number of Preferred Shares equal to the number obtained by dividing (x) the number of Class A Common Shares, Class B Common Shares or Class C Common Shares, as the case may be, specified in such election by (y) the Series A Conversion Ratio, the Series B Conversion Ratio or the Series C Conversion Ratio, respectively. Such holder shall thereupon be entitled to receive the number of Convertible Common Shares specified in such election.

                  (c) Effective Date. Each conversion of Preferred Shares pursuant to Section 6(c) hereof shall be deemed to have been effected immediately prior to the close of business on the Business Day on which such Preferred Shares shall have been surrendered to the Company as provided in
Section 6(c) hereof, and such conversion shall be at the Current Conversion Price in effect at such time. On each such day that the conversion of Preferred Shares is deemed effected, the person or persons in whose name or names any certificate or certificates for Class A Common Shares, Class B Common Shares or Class C Common Shares, as the case may be, are issuable upon such conversion, as provided in Section 6(e) hereof, shall be deemed to have become the holder or holders of record of such Class A Common Shares, Class B Common Shares or Class C Common Shares, as the case may be.

                  (d) Share Certificates. As promptly as practicable after the conversion of any Preferred Shares, in whole or in part, and in any event within ten (10) Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue, stamp or other taxes on the issue of the Convertible Common Shares or on the share certificate therefor, other than any income or capital gains taxes) will cause to be issued in the name of and delivered to the holder thereof or as such holder may direct, a certificate or certificates for the number of Class A Common Shares, Class B Common Shares or Class C Common Shares, as the case may be, to which such holder shall be entitled upon such conversion on the effective date of such conversion.

                  (e) Acknowledgment of Obligation. The Company will, at the time of or at any time after each conversion of Preferred Shares, upon the request of the holder thereof or of any Common Shares issued upon such conversion, acknowledge in writing its continuing obligation to afford to such holder all rights, if any, to which such holder shall continue to be entitled; provided, that if any such holder shall fail to make any such request, the failure shall not affect the continuing obligations of the Company to afford such rights to such holder.

                  (f) Current Conversion Price. The term "Conversion Price" shall mean initially $15.69. The term "Current Conversion Price" as used herein shall mean the Conversion Price, as the same may be adjusted from time to time as hereinafter provided (including, without limitation, pursuant to Section 7 hereof), in effect at any given time; provided, however, that the Current Conversion Price shall not be lower than the par value of the Class A Common Shares, the Class B Common Shares or the Class C Common Shares. In determining the Current Conversion Price, the result shall be expressed to the nearest $0.01, but any such lesser amount shall be carried forward and shall be considered at the time of (and together with) the next subsequent adjustment which, together with any adjustments to be carried forward, shall amount to $0.01 per Class A Common Share, Class B Common Share or Class C Common Share more.

                  (g) Reservation of Convertible Common Shares and Common Shares. The Company shall at all times reserve and keep available out of authorized but unissued the maximum number of Convertible Common Shares and

Common Shares into which all Preferred Shares and Convertible Common Shares, respectively, from time to time issued and outstanding are convertible.

                  (h) Mandatory Conversion. The following conversion provisions shall also be applicable to the Preferred Shares:

                           (i) If not previously converted, all of the issued
                  and outstanding A1 Preferred Shares, B1 Preferred Shares and C1 Preferred Shares, inclusive of all dividends paid in Preferred Shares in accordance with this Description of Stock, will be mandatorily converted into Class A Common Shares, Class B Common Shares or Class C Common Shares, respectively, on the third anniversary of the Closing (the "First Mandatory Conversion"). If not previously converted by the Purchasers, all of the issued and outstanding A2 Preferred Shares, B2 Preferred Shares and C2 Preferred Shares inclusive of all dividends paid in Preferred Shares in accordance with this Description of Stock, will be mandatorily converted into Class A Common Shares, Class B Common Shares or Class C Common Shares, respectively, on the sixth anniversary of the Closing (the "Second Mandatory Conversion", and collectively with the First Mandatory Conversion, the "Mandatory Conversion"). To the extent that less than all of the Preferred Shares to be converted are converted (for whatever reason) the Convertible Common Shares issued in such Mandatory Conversion shall be allocated among the holders on a pro rata basis.

                           (ii) The conversion price used in connection with the
                  First Mandatory Conversion shall be determined as follows:

                                    (A) if the Current Conversion Price as of
                           the date of the First Mandatory Conversion (the "Conversion Date") is equal to or less than the Fair Market Value of the Common Shares as of the Conversion Date (the "Conversion Date FMV"), the Current Conversion Price used in the First Mandatory Conversion shall be the Conversion Price as of the Conversion Date;

                                    (B) if the Current Conversion Price as of
                           the Conversion Date is greater than the Conversion Date FMV, the conversion price used in the First Mandatory Conversion shall equal the sum of (x) the product obtained by multiplying the Conversion Date FMV by 0.8 plus (y) the product obtained by multiplying the Current Conversion Price as of the Conversion Date by 0.2.

                           (iii) The conversion price used in connection with
                  the Second Mandatory Conversion shall be the Current Conversion Price as of the date of the Second Mandatory Conversion.

                           (iv) The mechanics for conversion and other
                  provisions relating to the conversion of Preferred Shares set forth elsewhere in this Section 6 and in Section 7 hereof shall apply to the automatic conversion of Preferred Shares pursuant to this Section 6(h).

         7.       Adjustment to Conversion Price.

The Conversion Price shall be adjusted, from time to time, as follows:

                  (a) Adjustments for Recapitalizations, Etc. In case the Company shall (i) subdivide its outstanding Common Shares, (ii) combine the issued and outstanding Common Shares into a smaller number of shares, (iii) issue by reclassification of Common Shares, any shares of the Company or (iv) pay a dividend or make a distribution on the outstanding Common Shares in capital shares of the Company, then, in any such case, the Current Conversion Price in effect immediately prior to such action shall be adjusted to a price such that if the holder of a Preferred Share were to Fully Convert such Preferred Share immediately after such action, such holder would be entitled to receive the number of shares of the Company which such holder would have owned immediately following such action had such Preferred Shares been converted immediately prior thereto (with any record date requirement being deemed to have been satisfied), and, in any such case, such Conversion Price shall thereafter be subject to further adjustments under this Section 7. An adjustment made pursuant to this Section 7(a) shall become effective retroactively immediately after the effective date.

                  (b) Adjustments for Issuances of Additional Shares. Subject to the exceptions referred to in Section 7(e) hereof, in case the Company shall at any time or from time to time after the date hereof issue any additional Common Shares ("Additional Common Shares") either (i) for no consideration or (ii) for a consideration per share that is either (A) less than 95% of the Fair Market Value of the Common Shares on the last day prior to the date of announcement of such issuance in a registered public offering or (B) less than the Fair Market Value of the Common Shares in a private transaction, then (in the case of either clause (i) or (ii)), and thereafter successively upon each such issuance, the Current Conversion Price shall be adjusted pursuant to the following formula:

                                             NCP = OCP x OB + X
                                                         ------
                                                             OA

where NCP    =      the new Current Conversion Price

      OCP    =      the existing Current Conversion Price immediately before the new issue (the "Old Conversion Price")

      OB     =      the total outstanding Common Shares (on a fully diluted
                    basis immediately before the new issue)

      X      =      number of Common Shares issuable at Fair Market Value of the
                    Common Shares for the total consideration to be received for the new issue

      OA     =      the total outstanding Common Shares (on a fully diluted
                    basis) immediately after the new issue;

provided, however, that any such adjustment shall be made only if such adjustment results in a Current Conversion Price less than the Current Conversion Price in effect immediately prior to the issuance of such Additional Common Shares. The Company may, but shall not be required to, make any adjustment of the Current Conversion Price if the amount of such adjustment shall be less than one percent (1%) of the Current Conversion Price immediately prior to such adjustment, but any adjustment that would otherwise be required then to be made which is not so made shall be carried forward and shall be made at the time of (and together with) the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than one percent (1%) of the Current Conversion Price immediately prior to such adjustment.

                  (c) Certain Rules in Applying the Adjustment for Additional Share Issuances. For purposes of any adjustment as provided in Section 7(b) hereof, the following provisions shall also be applicable:

                           (i) Cash Consideration. In case of the issuance of
                  Additional Common Shares for cash, the consideration received by the Company therefor shall be deemed to be the cash proceeds received by the Company for such Additional Common Shares after deducting any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with the issuance of such Additional Common Shares.

                           (ii) Non-Cash Consideration. In case of the issuance
                  of Additional Common Shares for a consideration other than cash, or a consideration a part of which shall be other than cash, the amount of the consideration other than cash so received or to be received by the Company shall be deemed to be the value of such consideration at the time of its receipt by the Company as determined in good faith by the Board, except that where the non-cash consideration consists of the cancellation, surrender or exchange of outstanding obligations of the Company (or where such obligations are otherwise converted into Common Shares), the value of the non-cash consideration shall be deemed to be the principal amount of the obligations canceled, surrendered, satisfied, exchanged or converted. If the Company receives consideration, part or all of which consists of publicly traded securities (i.e., in lieu of cash), the value of such non-cash consideration shall be the aggregate fair market value of such securities (based on the latest reported sale price regular way) as of the close of the day immediately preceding the date of their receipt by the Company.

                           (iii) Options, Warrants, Convertibles, Etc.

                                    (A) In case of the issuance, whether by
                           distribution or sale to holders of its Common Shares or to others, by the Company of (i) any security (other than Preferred Shares and Convertible Common Shares) that is convertible into Common Shares or
                           (ii) any rights, options or warrants to purchase Common Shares, if inclusion thereof in calculating adjustments under this Section 7 would result in a Current Conversion Price lower than if excluded, the

                           Company shall be deemed to have issued, for the consideration described below, the number of Common Shares into which such convertible security may be converted when first convertible, or the number of Common Shares deliverable upon the exercise of such rights, options or warrants when first exercisable, as the case may be (and such shares shall be deemed to be Additional Common Shares for purposes of
                           Section 7(b) hereof).

                                    (B) The consideration deemed to be received
                           by the Company at the time of the issuance of such convertible securities or such rights, options or warrants shall be the consideration so received determined as provided in Section 7(c)(i) and (ii) hereof plus (x) any consideration or adjustment payment to be received by the Company in connection with such conversion or, as applicable, (y) the aggregate price at which Common Shares are to be delivered upon the exercise of such rights, options or warrants when first exercisable (or, if no price is specified and such shares are to be delivered at an option price related to the Fair Market Value of the subject Common Shares, an aggregate option price bearing the same relation to the Fair Market Value of the subject Common Shares at the time such rights, options or warrants were granted).

                                    (C) If, subsequently, (1) such number of
                           shares into which such convertible security is convertible, or which are deliverable upon the exercise of such rights, options or warrants, is increased or (2) the conversion or exercise price of such convertible security, rights, options or warrants is decreased, then the calculations under the preceding two sentences (and any resulting adjustment to the Current Conversion Price under
                           Section 7(b) hereof) with respect to such convertible security, rights, options or warrants, as the case may be, shall be recalculated as of the time of such issuance but giving effect to such changes (but any such recalculation shall not result in the Current Series A Conversion Price being higher than that which would be calculated without regard to such issuance).

                                    (D) On the expiration or termination of such
                           rights, options or warrants, or rights to convert, the Current Conversion Price hereunder shall be readjusted (up or down as the case may be) to such Current Conversion Price as would have been obtained had the adjustments made with respect to the issuance of such rights, options, warrants or convertible securities been made upon the basis of the delivery of only the number of Common Shares actually delivered upon the exercise of such rights, options or warrants or upon the conversion of any such securities and at the actual exercise or conversion prices (but any such recalculation shall not result in the Current Conversion Price being higher than that which would be calculated without regard to such issuance).

                           (iv) Number of Shares Outstanding. The number of
                  Common Shares at the time outstanding shall exclude all Common Shares then owned or held by or for the account of the Company but shall include the aggregate number of Common Shares at the time deliverable in respect of outstanding convertible securities, rights, options and warrants; provided, that to the extent that such rights, options, warrants or conversion privileges are not exercised, such Common Shares shall be deemed to be outstanding only until the expiration dates of the rights, warrants, options or conversion privileges or the prior cancellation thereof.

                  (d) Adjustment for Development. The Current Conversion Price shall be adjusted upwards or downwards as of each Adjustment Date (as defined below) by multiplying the Current Conversion Price immediately prior to such adjustment date by a fraction (i) the numerator of which is (x) Adjusted Shareholders' Equity minus (y) the cumulative amount of any Loss Development (as defined below) recognized after the Closing in excess of $7,000,000 (the "LD Above Deductible") and (ii) the denominator of which is the Adjusted Shareholders' Equity, it being understood that no adjustment pursuant to this
Section 7(d) shall be made if such adjustment shall increase the initial Conversion Price as adjusted by the provisions of this Section 7 other than those contained in this Section 7(d). The LD Above Deductible shall be applied on an after-tax basis The term "Adjusted Shareholders' Equity" shall mean the common shareholders' equity, as reflected in the GAAP financial statements of the Company as of September 30, 2001 (the "September Financial Statement"), provided that such shareholders' equity shall be adjusted by substituting the loss and expense reserves set forth in the Definitive Loss Reserve Report (as defined below) for the corresponding reserves set forth in the September Financial Statement. The term "Adjustment Dates" shall mean the dates of completion of the annual audit and reserve review of the Company by the Company's duly appointed auditor with respect to the years ended December 31, 2001, 2002 and 2003 and the term "Adjustment Date" shall mean any of such dates of completion, as well as the dates of completion of any reserve audit requested by the Purchasers. The term "Loss Development" shall mean (i) any net positive or adverse loss and loss expense reserve development (including without limitation as a result of uncollectible reinsurance, net of any allowance for uncollectible reinsurance recorded as of September 30, 2001, reinstatement premiums and any adjustments in profit commissions and ceding commissions) on reserves for losses incurred on or prior to September 30, 2001 and loss adjustment expenses related thereto and established with respect to (x) the losses and loss adjustment expenses related to the events of September 11, 2001 (the "WTC Loss"), (y) lines of business other than the Discontinued Operations and the WTC Loss in an amount not to exceed $12,000,000 on an after-tax basis and (z) the Discontinued Operations (defined below), in each case as set forth in the loss reserve report delivered to the Purchasers on December 10, 2001 (the "Definitive Loss Reserve Report"); and (ii) any liability or loss (other than legal fees and expenses) arising out of material litigation existing at the time of Closing. The term "Discontinued Operations" shall mean (i) Lloyds' Syndicate 1224, (ii) the excess and surplus lines insurance business assumed from Transnational Insurance Company and (iii) the casualty business underwritten by PXRE Direct Underwriting Managers, Inc. The Purchasers shall have the right to request a reserve audit at any time they should reasonably believe it necessary. The reserve audit shall be performed by an independent actuary mutually acceptable to the Company and the Purchasers (the "Appointed Actuary"). Upon conclusion of the reserve audit, the Appointed Actuary shall issue a written reserve opinion and the conclusion set forth in such reserve opinion shall be binding upon the Company and the Purchasers. The expense of any reserve audit requested by the Purchasers shall be borne by the Purchasers.

                  (e) Exclusions from the Adjustment for Additional Share Issuances. No adjustment of the Current Conversion Price under Section 7(b) hereof shall be made as a result of or in connection with (i) the issuance of Common Shares upon conversion of the Convertible Common Shares, (ii) the issuance or grant of any options, warrants or other rights convertible into capital shares of the Company to employees, officers and directors of the Company pursuant to restricted stock agreements or stock options or other equity compensation plans (such plans having been approved by the shareholders of the Company), or the issuance of the Company's capital shares thereunder, in an amount not to exceed 500,000 Common Shares per calendar year and 2,100,000 Common Shares in the aggregate (subject to adjustment pursuant to Section 7(a)) or (iii) issuances in connection with an underwritten public offering of Common Shares at a price 95% or more of the Fair Market Value at the time of such offering.

                  (f) Accountants' Certification. Whenever the Current Conversion Price is adjusted as provided in this Section 7, the Company will promptly obtain a certificate of the Chief Financial Officer of the Company setting forth the Current Conversion Price as so adjusted, the computation of such adjustment and a brief statement of the facts accounting for such adjustment, and will mail to the holders of Series A Preferred Shares a copy of such certificate. The holders of the Preferred Shares may within sixty (60) days object to the calculation of the Current Conversion Price by providing written notice to the Company in accordance with the Bye-Laws of the Company, which notice will set forth the basis of such objection. Such objection shall be submitted to the Company's auditor for review (at the expense of the Company) and the determination of the Company's auditor shall be binding.

                  (g) Other Adjustments. In case any event shall occur as to which any of the provisions of this Section 7 are not strictly applicable but the failure to make any adjustment would not fairly protect the conversion rights represented by the Preferred Shares in accordance with the essential intent and principles of Sections 6 and 7 hereof, then, in each such case, upon the request of the holders of a majority of the Preferred Shares, the Company shall appoint a firm of independent public accountants of recognized national standing selected by the Board (who may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 6 and 7 hereof, necessary to preserve, without dilution, the conversion rights represented by the Preferred Shares. Upon receipt of such opinion, the Company will promptly mail copies thereof to the holders of the Preferred Shares and shall make the adjustments described therein.

                  (h) Consolidation, Merger or Amalgamation. If the Company shall at any time consolidate with or merge into another corporation (where the Company is not the continuing corporation after such merger or consolidation) or if the Company is amalgamated, or the Company shall sell, transfer or lease all or substantially all of its Assets, or the Company shall change its Common Shares into property other than capital shares of the Company, then, in any such case, the holder of a Preferred Share shall thereupon (and thereafter) be entitled to receive, upon the Full Conversion of such Preferred Shares in whole or in part, the securities or other property to which (and upon the same terms and with the same rights as) a holder of the number of Common Shares deliverable upon Full Conversion of such Preferred Share would have been entitled if such Full Conversion had occurred immediately prior to such consolidation, merger or amalgamation, such sale of Assets or such change (with any record date requirement being deemed to have been satisfied), and such conversion rights shall thereafter continue to be subject to further adjustments under this
Section 7, without limiting any other rights of holders of Preferred Shares. The Company shall take such steps in connection with such consolidation, merger or amalgamation, such sale of Assets or such change as may be necessary to assure such holder that the provisions of the shares of Preferred Shares shall thereafter continue to be applicable in relation to any securities or property thereafter deliverable upon the conversion of the Preferred Shares, including, but not limited to, obtaining a written obligation to supply such securities or property upon such conversion and to be so bound by the Preferred Shares.

                  (i) If any adjustment to the Current Conversion Price pursuant to this Section 7 would result in the Purchasers and their Affiliates being able to convert into more than 49.9% of the capital shares of the Company upon a fully diluted and Fully Converted basis, the Company shall have the right (but not the obligation) to elect (within 5 business days of the date of the event giving rise to such adjustment) to make a cash payment in lieu of effecting such adjustment to the Current Conversion Price. Such cash payment shall equal the sum of the Fair Market Value as of the date of conversion of the Common Shares that the Purchasers would have received in excess of the 49.9% limitation upon the Full Conversion of their Preferred Shares as of the date of such adjustment plus the related Tax Gross-Up. Such cash payment shall be allocated pro rata among the Preferred Shares and shall be payable upon conversion of any such Preferred Shares pursuant to Section 6 of this Description of Stock.

                  (j) Notices. In case at any time:

                           (i) the Company shall take any action which would
                  require an adjustment in the Current Conversion Price pursuant to Section 7(a) or (c); or

                           (ii) the Company shall authorize the granting to the
                  holders of its Common Shares of any distributions on Common Shares as set forth in Section 7(a); or

                           (iii) there shall be any reorganization,
                  reclassification or change of Common Shares (other than a change in par value or, if and when permitted by law, from par value to no par value or from no par value to par value), or any consolidation, merger or amalgamation to which the Company is a party and for which approval of any shareholders of the Company is required, or any sale, transfer or lease of all or substantially all of the Assets of the Company; or

                           (iv) there shall be a voluntary dissolution,
                  liquidation or winding-up of the Company;

then, in any one or more of such cases, unless the matter is to be determined at a general meeting of shareholders, the Company shall give written notice to the holders of the Preferred Shares, not less than ten (10) days before any record date or other date set for definitive action, of the date on which such action, distribution, reorganization, reclassification, change, sale, transfer, lease, consolidation, merger, amalgamation, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of any such action (to the extent such effect may be known at the date of such notice) on the Current Conversion Price and the kind and amount of the shares and other securities and property deliverable upon conversion of the Preferred Shares. Such notice shall also specify any date as of which the holders of the Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon any such reorganization, reclassification, change, sale, transfer, lease, consolidation, merger, amalgamation, dissolution, liquidation or winding-up, as the case may be.

         8. Board of Directors. (a) Each of the Purchasers acknowledge that any persons designated by the Purchasers to serve on the Board of Directors who are not employees or officers of one of the Purchasers or of the general partner or managing partner of such Purchaser or of an entity listed on Schedule B hereto, or in the case of any Purchaser who is an individual, such individual, must be reasonably acceptable to the Board of Directors of the Company.

                  (b) Until such time as the Purchasers (together with their Affiliates and limited partners) no longer beneficially own in the aggregate at least 50% of the Preferred Shares acquired by such Persons under the Purchase Agreement (including for the purposes of such calculation, the Convertible Common Shares held by such Persons), the Board of Directors shall consist of eleven directors.

                  (c) So long as Reservoir and Rainwater collectively (together with respective Affiliates and their limited partners) beneficially owns 20% or more of the Preferred Shares acquired by Reservoir and Rainwater under the Purchase Agreement or the terms of this Description of Stock (including for purposes of such calculation, all Class B Common Shares and Class C Common Shares then held by such Persons), a Reservoir Director or Rainwater Director (at Reservoir's election) shall serve on each of the committees of the Board of Directors; provided that a Reservoir Director or Rainwater Director shall not serve on the Audit Committee of the Board of Directors if such person does not meet the requirements of the rules and regulations of the New York Stock Exchange (the "NYSE Rules"), or on the Compensation Committee if as a result the Company could not avail itself of the available exemptions of the Internal Revenue Code of 1986, as amended, or Section 16(b) of the Exchange Act, including Rule 16b-3 thereunder or any successor rule.

                  (d) So long as Capital Z (together with its Affiliates and their limited partners) together beneficially owns 20% or more of the Preferred Shares acquired by Capital Z under the Purchase Agreement or the terms of this Description of Stock (including for purposes of such calculation, all Class A Common Shares then held by such Persons), one of the Capital Z Directors shall serve on each of the committees of the Board of Directors; provided a Capital Z Director shall not serve on the Audit Committee of the Board of Directors if such person does not meet the requirements of the rules and regulations of the NYSE Rules or on the Compensation Committee if as a result the Company could not avail itself of the available exemptions of the Internal Revenue Code of 1986, as amended, or Section 16(b) of the Exchange Act, including Rule 16b-3 thereunder or any successor rule.

                  (e) Whether or not Capital Z, Reservoir or Rainwater designates any member of the Board of Directors, each of Capital Z, Reservoir and Rainwater, so long as either (together with its Affiliates and their limited partners) continues to beneficially own 20% or more of the Preferred Shares


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acquired by Capital Z, Reservoir or Rainwater, as the case may be, under the
Purchase Agreement or the terms of this Certificate of Designations (including for the purposes of such calculation, the Convertible Common Shares held by such Persons), may designate one individual (each, an "Observer") to attend all meetings of the Board of Directors (and any committees thereof) in a non-voting observer capacity. Each Observer shall be entitled to receive all notices, reports, presentations and materials as if the Observer were a member of the Board. Each Observer may be required to deliver a confidentiality agreement reasonably required by the Company, and shall be subject to removal from any meeting or barred from review of any information relating to (i) the Company's relationship with the persons or series represented by such person at the Board's option or (ii) if the Company reasonably believes upon the advice of counsel that such exclusion is necessary to preserve the attorney-client privilege. Such confidentiality agreement shall not limit the right of the such Observer to share with Capital Z, Reservoir or Rainwater, as the case may be (or any of its Affiliates, as the case may be) any confidential information relating to the Company disclosed to such Observer provided that Capital Z, Reservoir or Rainwater, as the case may be (or its Affiliates, as the case may be) maintains confidential information confidential to the same extent as such Observer is required under such confidentiality agreement.

         9.       Class A Common Shares, Class B Common Shares and Class C
                  Common Shares

                  (a) Designation and Number of Class A, Class B and Class C Common Shares. The designation of Convertible Common Shares by this resolution shall be:

                           (i) "Class A Common Shares, $1.00 par value," of the
                  Company, and the number of Class A Common Shares which the Company shall be authorized to issue shall be 10,000,000 shares;

                           (ii) "Class B Common Shares, $1.00 par value," of the
                  Company, and the number of Class B Common Shares which the Company shall be authorized to issue shall be 6,666,666 and 2/3 shares; and

                           (iii) "Class C Common Shares, $1.00 par value," of
                  the Company, and the number of Class C Common Shares which the Company shall be authorized to issue shall be 3,333,333 and 1/3 shares;

                  (b) Priority. The Convertible Common Shares shall rank pari passu with the Common Shares.

                  (c) Voting.

                           (i) Except as otherwise provided specifically herein
                  and in the Bye-Laws or required by Bermuda law, (A) each Convertible Common Share shall have the right and power and be entitled to vote on any question or matter upon which, or in any proceeding at which, the holders of Common Shares of the Company are entitled to vote and to be represented at and to receive notice of any meeting of shareholders (except for election or removal of directors of the Company, as to which the Convertible Common Shares shall only be able to vote for election or removal of Class IV Directors as set forth in
                  Section 3 of this Description of Stock), (B) the holders of


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

                  Preferred Shares, Convertible Common Shares and Common Shares shall vote together as one class and not as separate classes and (C) each holder of Convertible Common Shares shall be entitled to that number of votes for each Convertible Common Share held by such holder equal to the number of Common Shares that would be received by such holder if such Preferred Share were Fully Converted pursuant to Section 9(d) hereof.

                           (ii) Notwithstanding the foregoing, the Class A
                  Common Shares, the Class B Common Shares and the Class C Common Shares shall be entitled to vote with the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares in the election of the Capital Z Directors, respectively, the Reservoir Director and the Rainwater Director, respectively, in each case as set forth in Section 3 of this Description of Stock.

                  (d) Conversion. Convertible Common Shares shall automatically convert into Common Shares on a one-for-one ratio upon a transfer of record ownership thereof to any Person other than (i) Capital Z, Reservoir, Rainwater, or any of their respective Affiliates or limited partners (including without limitation in connection with a public offering of such shares) or (ii) a Person approved by the Board in its sole discretion. Convertible Common Shares may be converted at the option of the holder thereof into Common Shares on a one-for-one ratio at any time that such holder would be entitled to vote Preferred Shares generally in the election of directors in accordance with clause (b)(ii), (b)(iii) or (b)(iv) of Section 3 of this Description of Stock.

                  (e) General. Except as provided for in this Section 9 or elsewhere in this Description of Stock, the Convertible Common Shares shall have the same rights, preferences and restrictions as the Common Shares.





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